UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

BSML, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-11064	87-0410364
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

301 Yamato Rd Suite 31310 Boca Raton, Fl	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-9046

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Louise Talbot as Director; Hiring as Consultant

Effective July 16, 2008, Louise Talbot was appointed as a director of BSML, Inc. (the “Company”).

Ms. Talbot, 41, has worked in the medical retail management field for over 20 years. Ms. Talbot comes to the Company from an international med spa company with over 55 locations. Prior to that Ms. Talbot was employed by TLC Vision (NASD:TLCV) and was Vice President of Morgan Meighen & Associates, an investment bank in Canada. She began her career in the ophthalmic industry where she owned and operated her own chain of retail ophthalmic centers in Canada. She is a graduate of Queen’s University, where she received an MBA and certifications in investment management

The Company also hired Ms. Talbot as a consultant providing services commonly provided by a Chief Operating Officer. The Company is paying Ms. Talbot wages of $200,000 per year. The Company will provide additional information regarding Ms. Talbot’s compensation once it has been finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2008

BSML, Inc.

By:	/s/ Marc Applebaum
Marc Applebaum
Chief Financial Officer